Viva International, Inc. / Adventure Group Holdings Corp.
                          Contract Number VAC18062004-1


THIS AGREEMENT ("AGREEMENT") is entered in this 22 day of July, 2004, by and between;

Viva International, Inc. (VIVA), a Delaware corporation, formed under the laws of Delaware and Porto Rico, publicly traded on the OTC-BB, Ticker VIVI, having Corporate offices at 954 Business Park Drive, Suite 3, Traverse City, Michigan 49686, IRS # 03664823, hereafter the SELLER,

AND:

Adventure Group Holdings Corporation (AGH), a Florida corporation, formed under the laws of Florida, having offices at 3315 Maggie Boulevard Suite 100, Orlando, Florida 32811, IRS #201203881, hereafter PURCHASER.


WHEREAS;

The SELLER is the owner and in control of CT Industries Inc. presently a wholly owned subsidiary of the SELLER, formed under the laws of Delaware, with offices at 954 Business Park Drive, Suite 3, Traverse City, Michigan 49686, IRS ID. ___ (To be supplied before closing) _____ hereafter CTI, the object of this AGREEMENT.

CTI presently has outstanding and issued approximately 4,000,000 shares of common stock of which the following number of shares have been issued to:

Viva International, Inc. (held in the name of Auxer Group, Inc., a subsidiary of Viva International, Inc.) all outstanding shares of CTI.


                   THERE ARE NO OTHER OUTSTANDING SHARES
                   -------------------------------------


The PURCHASER having operations in Orlando, Florida and in seeking to raise additional development funds has approached the SELLER through a Letter of Intent, to sell CTI to the PURCHASER. The PURCHASER'S purpose of the acquisition is to merge and absorb CTI into AGH, thus providing the opportunity to apply and

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register with the Securities and Exchange Commission that which is necessary to convert AGH into a publicly traded company.

The SELLER, seeking to raise shareholder value by divesting itself of a non-core operation with debt and which is a stagnant wholly owned affiliate, is willing to sell CTI to the PURCHASER.


WHEREAS;

The Stockholders of the SELLER and CTI believe it to be to their advantage, and to the advantage of all of the Stockholders of CTI, to sell and transfer all property of CTI to AGH, thus merging any business that maybe carried on by CTI into the business of AGH. The Stockholders of the PURCHASER believe it to be to their advantage to purchase CTI and merge the business now carried on by CTI in the business of AGH. PURCHASER having completed their due diligence and received, acknowledged, and accepted an attorney's opinion does agree to go forward.

THEREFOR;

AS THE PURCHASER DOES AGREE TO PURCHASE CTI AND THE SELLER DOES AGREE TO SELL CTI, THE SAID AGREEMENT SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH BELOW;

Section 1. Terms

1.1  Purchase Terms.
     --------------
     Subject to the conditions and terms set forth herein, the PURCHASER does assume, guarantee and accepts, without reservation of any type, all debt now of record arising prior to this AGREEMENT, per Exhibit G, and any and all claims, debts, and or encumbrances arising in conjunction with this AGREEMENT.
     PURCHASER agrees to assume all costs, legal fees, registration, professional, accounting fees, stock transfer fees, filing fees, and levies whatsoever associated with bringing CTI current and in "good standing" and any such through the process of becoming a publicly traded company. PURCHASER relieves and agrees to hold harmless the SELLER from any and all liability, responsibility, claims, costs fees, and accountability of any and all types and for any and all such that maybe attributable to effectuate compliance with this agreement. SELLER agrees to transfer, assign, and sell all its rights, claims, and ownership of CTI, with the exception of any and all rights to any claims of funds, income, and or royalties, arising out of patents, trademarks, service marks, trade names, licenses, right of actions and or process together with any potential income and or royalties arising from such. Said royalties, patents, trademarks, licenses, right of actions, and or process shall remain the property of SELLER.
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1.2  Purchase Price.

     The PURCHASER and the SELLER agree the purchase price of CTI shall be:

     A.   the total assumption of all liabilities by the PURCHASER and:

     B. the issue of one share of PURCHASER'S stock to all shareholders of record of SELLER as of 30 days from the date of this AGREEMENT, in exchange for each and every share of CTI stock issued and outstanding.


1.3  Payment of Purchase Price.

     The purchase price shall be considered paid to the SELLER upon completion of each and all the actions, and in the order and or simultaneously, as follows:

     A. Retaining of and the completed filings, including all fees and cost, a United States Security and Exchange attorney, necessary to bring PURCHASER through the process of and including the completing the security industry's standard listing as a publicly traded stock.
     B. Retaining of and the completed filing, including all fees and cost, a licenses certified public accountant, necessary to bring PURCHASER through the process of and including the completing the security industry's standard listing as a publicly traded stock.
     C. Retaining of and the completed filings, including all fees and cost, a transfer agent, necessary to bring PURCHASER through the process of and including the completing the security industry's standard listing as a publicly traded company.
     D. The completed issue and transfer of PURCHASER'S stock one for one ratio to the SELLERR'S shareholders of record per paragraph 1.2, B.
     E. CLOSING SHALL BE ON OR BEFORE, ninety (90) calendar days from the date of this agreement.

Section 2. Representations

      As a material inducement to the PURCHASER to enter into the AGREEMENT and purchase CTI, the SELLER and CTI, jointly and severally, represent and warrant that:

2.1 Organization and Corporate Powers.
CTI is a corporation duly incorporated and validly exists under the laws of the State of Delaware as evidenced by Exhibit A, and CTI is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to be qualified. The copies of the Corporation's articles of incorporation, bylaws, and books and records or copies thereof have been or will be furnished to the PURCHASER on or before the closing and such copies thereof reflect all amendments made thereto at any time prior to the date of this agreement and such copies are correct and complete.

2.2 Capital Stock and Related Matters.
The PURCHASER understands and the SELLER represents that the stock shares of CTI and any and all stock shares to be purchased of CTI have not been registered under Securities Act of 1933 ("1933Act") or under any state security laws.

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2.3 No Undisclosed Liabilities.
The SELLER and the PURCHASER agree, acknowledge, and accept that there are no undisclosed liabilities of CTI to the best of the SELLER's knowledge.

      As a material inducement to the SELLER to enter into AGREEMENT and sell CTI, the PURCHASER represents and warrants that:

2.4 Corporation.
AGH is a corporation duly incorporated under the laws of the State of Florida and AGH is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify.

2.5 Corporate Powers.
The PURCHASER has all requisite corporate powers and authority and all material licenses, permits and authorizations necessary to own and operate its properties, carry on its business as now conducted, and enter into and execute this AGREEMENT.

Section 3. Subsidiaries
Except as evidenced in Exhibit I, CTI has no, nor has had any, subsidiaries or
                       ---------
affiliated companies during the period prior to this AGREEMENT while a subsidiary of the SELLER, and does not otherwise own or control, directly or indirectly, any equity interest in any corporation or entity that has not been disclosed in this agreement.

Section 4. Conduct of Business; Liabilities
Except as set forth in Exhibits G, CTI is not in default under, and no condition
                       ----------
exist that with notice or lapse of time would constitute a default of CTI under;
a. any mortgage, loan agreement written or oral, evidence of indebtedness or other instrument evidencing borrowed money to which CTI is a party or by which CTI is bound or;
b. any judgment, order or injunction of any court, arbitrator or government agency that would reasonably be expected to affect materially and adversely the business, financial condition or results of operations of CTI taken as a whole.
c. SELLER shall not be liable, be responsible and or held accountable for any of the liabilities or responsibilities whatsoever of CTI incurred or accrued prior to, and or after, the execution date and time of this AGREEMENT, unless such liability is expressly agreed to be assumed by SELLER in Exhibit K.
d. PURCHASER hereby agrees to accept all responsibilities, and be held accountable for any of the liabilities or responsibilities whatsoever of CTI incurred or accrued prior to the execution date and time of this agreement release, indemnify, and hold harmless SELLER, its agents, officers, directors, attorneys, affiliates, subsidiaries, heirs and assigns, from any and all such liability or claims whatsoever, which were incurred, accrued, and or arise prior to, out of, and or after, the execution date and time of this AGREEMENT.
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Section 5. Financial Statements
1. SELLER has or will provide PURCHASER on or before the closing, their audited unconsolidated financial statements for the year 2003-2004, Exhibit L, which includes CTI.
2. Before 31st of August 2004 SELLER shall provide PURCHASER unaudited financial statements of CTI for the year 2004 to date.

Section 6. Title and Related Matters
Except as set forth in Exhibit M, CTI has good and marketable title to all of
                       ---------
its property, real or personal. And other assets included in the Financial Statement, free and clear of all security interest, mortgages, liens, pledges, charges, claims or encumbrances of any kind or character.

Section 7. Litigation
Except as set forth in Exhibit G, to the best of the SELLER's knowledge there
                       ---------
are no material actions, suits, proceedings, orders, investigations or claims pending or overtly threatened against CTI or its property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality. CTI is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of SELLER'S knowledge, any government investigations or inquires: and to the best of SELELR'S directors, and responsible officers of CTI, there is no basis for any of the foregoing.

Section 8. Tax Matters
Except as set forth in Exhibit G,
                       ----------
a. SELLER has prepared in a substantially correct manner and have filed all tax returns and reports heretofore required to be filed by them and paid all taxes shown as due thereon;
b. no taxing authority has asserted any deficiency in the payment of any tax or informed SELLER that it intends to assert any such deficiency or to make any audit or other investigation of CTI for the purpose of determining whether such a deficiency should be asserted against CTI.

Section 9. Compliance with Laws
To the best of SELLER'S knowledge, CTI is, in the conduct of business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to them, the enforcement of which, if CTI was not in compliance therewith, would have a materially adverse effect on the business of CTI, taken as a whole. Neither SELLER nor CTI have received any notice of any asserted present or past failure by CTI to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees.

Section 10. Employment and Labor Related Matters
Except as set forth in Exhibit N, or as provided in this agreement, to SELLOR'S
                       ---------
knowledge, no employee of CTI is in violation of any material term of any employment contract, or any other contract or agreement relating to the relationship of such employee with CTI or any other party because of the nature of the business conducted or to be conducted by CTI. Each employee of CTI with

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access to confidential or proprietary information has executed, or in the ordinary course of business will execute, a proprietary information agreement obligating such employee to hold confidential CTI's proprietary information. CTI has in all material respects complied with all applicable US Laws relating to employment.

Section 11. Agreements and Commitments
Exhibit O, contains a complete and accurate list of each agreement, contract,
---------
instrument and commitment to which CTI is a party that provides for payment in excess of three thousand US dollars, (US$3,000.00), per year or whose term is in excess of one year and is not cancelable upon thirty, (30), days notice without liability, penalty, or premium, other than normal cancellation fee or charge.

Section 12. Personnel
Exhibit P sets forth a true and complete list of names, title, and current
---------
salaries of all officers of CTI; the names of all directors of CTI; the wage rates, (or range ), for each class of exempt and nonexempt, salaried and hourly employees of CTI; all scheduled or contemplated increases in compensation or bonuses; and all scheduled or contemplated promotions.

Section 13. Intellectual Property
CTI owns or has the right to use free and clear of all liens, charges, claims and restrictions, those patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights necessary to comply with this AGREEMENT. To the knowledge of SELLER or CTI, CTI has not infringed upon, nor is it infringing upon, any patent, trademark, service mark, and trade name, copyright or other intellectual property of any third party nor is SELLER and CTI aware of any violation by third party of such.

Section 14. Benefit Plans
Except as listed in Exhibit Q, CTI does not maintain any retirement or deferred compensation plan, saving, incentive, stock option or stock purchase plan unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant, or agent of CTI or SELLER whether pursuant to a contract, agreement, custom, law, or informal understanding for which SELLER and CTI may have an ongoing material liability after the execution of this agreement.

Section 15. Assignment
The Parties agree that no party may assign his interest under this AGREEMENT without the prior written consent of the other party, which consent will not be unreasonably withheld. However, each party may, by notice to the other party, assign its interest under this AGREEMENT to an affiliated company. In the case of such assignment, the Parties shall remain liable for all their obligations under this AGREEMENT.

Section 16. Compliance with the laws, rules and regulations to be Preformed Except as otherwise provided herein, the Parties agree to comply with all applicable laws, rules and regulations of the United States, Michigan, and the State of Florida. PURCHASER agrees to file applications for any and all certificates, permits, licenses, governing authority approvals, and any other documentation otherwise necessary to meet the Parties' obligations under this AGREEMENT. PURCHASER and SELLER agree to execute and complete any and all Exhibits and supply all information necessary to complete this AGREEMENT on or before closing.

Section 17. Governing law
This AGREEMENT shall be interpreted and governed by and enforced in accordance with the laws of the State of Florida.

Section18. Dispute resolutions
1. All disputes arising in connection with this AGREEMENT, or any agreement made in furtherance thereof, except as to matters of urgent interest, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association.
2.   The arbitral tribunal shall be composed of three (3) arbitrators.
3. SELLER shall choose one arbitrator, PURCHASE shall choose one arbitrator, and the two so chosen shall appoint the third arbitrator. The place of arbitration shall be Fort Lauderdale, Florida. The arbitral procedure shall be conducted in the English language.
4. Each party to the arbitration shall bear the cost of their individual representation regardless of the arbitration decision and award and such cost shall not be a part of said decision and or award.
5. Each party to the arbitration shall share equally in any cost and fees of the American Arbitration Association that are assessed per the fee schedule as published.

Section 19. Severability
Any provision of the AGREEMENT prohibited by applicable law shall be invalid to the extent of such prohibition unless it is determined by the Parties hereto that such prohibition invalidates the purpose or intent of this AGREEMENT. The parties to this AGREEMENT agree to modify and execute any changes necessary to correct any errors clerical and verbiage which may cloud and or misdirect the intent of this AGREEMENT.

Section 20. Force Majeure
Neither party hereto shall be responsible for damages caused by the delay or failure to perform in whole or in part hereunder or noncompliance with any of the terms hereof when such delay, failure or noncompliance is caused by or results from acts of God, earth quakes, fires, floods, perils of sea, wars (declared or undeclared), terrorist acts, strikes, riots or any other causes beyond the control of the party who is in default or who is unable to comply with the terms of this AGREEMENT, whether or not similar to those enumerated.

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Section 21. Modification
This AGREEMENT may only be modified by an instrument in writing executed by all the Parties hereto this AGREEMENT.

Section22. Notices
All notices and communications hereunder shall be made to the Parties as follows:

AGH : (PURCHASER)
-----------------
3315 Maggie Blvd, Suite# 100
Orlando, Florida 32811


VIVA: (SELLER)
--------------
954 Business Park Drive, Suite #3
Traverse City, Michigan 49686
U.S.A.

CTI: (COMPANY)
--------------
954 Business Park Drive, Suite #3
Traverse City, Michigan 49686
U.S.A.

IN WITNESS WHEREOF, the parties do hereby execute this agreement by setting below their hand and seal, this 22 day of July, 2004.



/s/ K. Scott Piel                                     /s/ Syed Hasan
------------------------------------                  --------------------------
K. Scott Piel                                         Syed Hasan
as President and C.E.O.                               as President and C.E.O
for Adventure Group Holdings Corp.                    for and on behalf of
                                                      Viva International, Inc.




                                                      /s/ Robert Scott
                                                      --------------------------
                                                      Robert Scott
                                                      as President and C.E.O.
                                                      for and on behalf of
                                                      CT Industries, Inc.

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INDEX of EXHIBITS ( presented prior to closing)
-----------------------------------------------

Exhibit A              Copy of Certificate of Incorporation and "In Good
                       Standing" of CT Industries Inc.
Exhibit B              Minutes and  Resolution of Board of Directors of CT
                       Industries,  Inc., Approval to be Sold.
Exhibit C              Minutes and Resolution of Board of Directors of Viva
                       International,  Inc., Approval of Sell.
Exhibit D              Letter of Intent to Purchase CT Industries, Inc.
Exhibit E              Minutes and  Resolution  of Board of  Directors  of
                       Adventure  Group  Holdings  Corp., Approving Purchase of
                       CT Industries, Inc
Exhibit F              Copy of Stock Certificates, CTI
Exhibit G              Accumulated List of ALL Debts and Litigation
Exhibit H              Copy of Stock Certificate to be issued by AGI to SELLER'S
                       Stockholders
Exhibit I              Subsidiaries of CTI Exhibit J Names and Address of SEC
                       attorney, CPA, and Transfer Agent
Exhibit K              Liabilities assumed by SELLER
Exhibit M              Property Encumbered
Exhibit N              Labor and Employment Agreements
Exhibit O              Contractual Agreements
Exhibit P              Personnel
Exhibit Q              Employee Benefit Plans